 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 21, 2023

DICK'S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 22, 2023, the Company issued a press release announcing its results for the second fiscal quarter ended July 29, 2023 and certain other information that is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 2.05.     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The Company has eliminated certain positions primarily at our customer support center on August 21, 2023 for which it expects to incur approximately $20 million of severance expense in the third quarter of 2023. These charges were included in the Company’s outlook as provided on August 22, 2023, and will be excluded from the Company’s outlook and results on a non-GAAP basis. Cash payments related to this expense are expected to be made over the next 12 months. Related cost savings are expected to be largely offset by strategic talent investments over the next twelve months.
This reduction in force is part of a business optimization of our organization to better align the Company’s talent, organizational design and spending in support of its most critical strategies while also streamlining its overall cost structure. The Company announced this business optimization in its press release dated August 22, 2023. While the Company has not committed to specific additional actions at this time, it currently expects the business optimization to be completed during fiscal 2023 and may result in additional one-time charges of $25 million to $50 million. These potential actions were not contemplated as part of the Company's outlook as provided on August 22, 2023 and any related incremental charges will also be excluded from our results on a non-GAAP basis.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements in this report include statements regarding our business optimization initiatives and time frame in which we expect to implement our business optimization.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to additional unexpected costs and charges related to our business optimization, failure to achieve the anticipated cost-savings from the business optimization, and a disruption of our business optimization due to changes in the macroeconomic conditions and other risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2023.

ITEM 8.01.     OTHER EVENTS

On August 21, 2023, the Board of Directors of Dick's Sporting Goods, Inc. authorized and declared a quarterly dividend in the amount of $1.00 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 29, 2023 to stockholders of record at the close of business on September 15, 2023.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

The following exhibits are being furnished pursuant to Item 601 of Regulation S-K and General Instruction B.2 to this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated August 22, 2023 by Dick's Sporting Goods, Inc. furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: August 22, 2023	By:	/s/ NAVDEEP GUPTA
	Name:	Navdeep Gupta
	Title:	Executive Vice President – Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 22, 2023 by Dick's Sporting Goods, Inc. furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)